EXHIBIT 10.25

GLOBAL BPO SERVICES CORP.

August 21, 2007

Trillium Capital LLC

177 Beacon Street, Unit 4

Boston, MA 02116

Gentlemen:

This letter will confirm our agreement that Trillium Capital LLC (“Trillium”) or its affiliates shall make available to Global BPO Services Corp. (the “Company”) office space and other agreed upon administrative, technology and secretarial services, as may be required by the Company from time to time. In exchange therefor, the Company shall pay Trillium, or its affiliates, the sum of $10,000 per month. The initial term of this Agreement shall commence, and the initial payment of $10,000 shall be paid, immediately following the consummation of the initial public offering (“IPO”) of the securities of the Company and shall continue until the earlier of the consummation by the Company of a “Business Combination” (as described in the Company’s IPO prospectus) or the distribution of the trust account (as described in the Company’s IPO prospectus) to the Company’s public stockholders (the “Initial Term”). Thereafter, either party may renew this Agreement for additional 90-day terms, under the same terms and conditions, by providing written notice of renewal not less than thirty (30) days prior to the end of the then-current term.

The Company shall defend, indemnify and hold harmless Trillium from and against any and all loss, damage, liability, cost, expense or claim (including, without limitation, reasonable attorneys’ fees) incurred by or asserted against Trillium directly arising from or directly related to or connected with the Company’s use and occupancy of the office space during the term of this Agreement. Trillium waives any right of set-off or any right, title, interest or claim of any kind that Trillium may have in or to any monies held in the trust account for the benefit of the Company’s public stockholders (as described in the Company’s IPO prospectus).

Very truly yours,

GLOBAL BPO SERVICES CORP.

By: /s/ Sheila Flaherty

Name: Sheila Flaherty

Title: Executive Vice President and General Counsel

AGREED TO AND ACCEPTED BY:

TRILLIUM CAPITAL LLC

By: /s/ R. Scott Murray

Name: R. Scott Murray

Title: President